CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
 (SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES
                                      CODE)

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Robert
L. Long, President and Chief Executive Officer of Transocean Inc., a Cayman Islands corporation (the "Company"), hereby certify, to my knowledge, that:

     (1)  the  Annual  Report  on  Form  11-K  (the "Report") for the year ended
          December 31, 2002 of the Transocean U.S. Savings Plan (the "Plan") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) information contained in the Report fairly presents, in all material respects, the net assets available for benefits of the Plan and the changes in its net assets available for benefits.

Dated:  June 27, 2003               /s/  Robert  L.  Long
                                    --------------------------------------------
                                    Name:  Robert L. Long
                                           President and Chief Executive Officer

     The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.

     A signed original of this written statement required by Section 906 has been provided to Transocean Inc. and will be retained by Transocean Inc. and furnished to the Securities and Exchange Commission or its staff upon request.